UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 25, 2006

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-13835	39-1661164
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

50 Lakeview Parkway, Suite 111, Vernon Hills, IL	60061
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On April 27, 2006, Applied NeuroSolutions, Inc. entered into a merger agreement with its wholly owned subsidiary, APNS Merger Corp., for the purpose of amending and restating its certificate of incorporation to correct certain technical errors. The merger agreement will be submitted to stockholders for their approval at the upcoming annual meeting. A copy of the merger agreement and additional information regarding the merger agreement can be found in Applied NeuroSolutions’ amended preliminary proxy statement on Amendment No. 1 to Schedule 14A filed with the Securities and Exchange Commission on April 25, 2006 (the “2006 Amended Proxy Statement”).

Section 3. Securities and Trading Market

Item 3.02. Unregistered Sales of Equity Securities

On April 26, 2006, and in connection with the upcoming annual meeting of stockholders, Applied NeuroSolutions issued 100,000 shares of Series A preferred stock to the members of its Audit Committee, Jay B. Langner and Dr. Michael Sorell, who will hold such shares for the benefit of the common stockholders. The purchase price of the shares of Series A preferred stock was $250. The Audit Committee members have agreed with each other to vote the shares of Series A preferred stock at the upcoming annual meeting in favor of the merger agreement (as described above in Item 1.01). On all other matters presented at the annual meeting of stockholders, the Audit Committee members have agreed with each other to vote the shares of Series A preferred stock pro rata with the shares of common stock actually voted at the meeting. Additional information regarding the Series A preferred stock can be found in Item 5.03 below and in the 2006 Amended Proxy Statement.

The issuance of the shares of the Series A preferred stock was an exempt transaction under Section 4(2) of the Securities Act of 1933, because it involved the offer and sale of securities to accredited investors (as defined in Regulation D) without public advertising or public solicitation.

Section 5 - Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2006. Applied NeuroSolutions filed a certificate of designation with the Secretary of State of Delaware to create 100,000 authorized shares of Series A preferred stock. The shares of Series A preferred stock will each have 1,000 votes. The shares of Series A preferred stock are not transferable without the prior written approval of the Board of Directors of Applied NeuroSolutions, and they will be redeemed by Applied NeuroSolutions as soon as practicable after the upcoming annual meeting of stockholders for an aggregate redemption price of $250.

The Certificate of Designation was filed in connection with the approval of a merger agreement with a wholly owned subsidiary (as described above in Item 1.01) at the upcoming annual meeting of stockholders. A copy of the Certificate of Designation and additional information regarding the Series A preferred stock can be found in the 2006 Amended Proxy Statement.

Item 9.01. Financial Statements and Exhibits.

Exhibits

4.1 Certificate of Designation of Applied NeuroSolutions, Inc. (filed as Appendix D to the 2006 Amended Preliminary Proxy Statement and incorporated by reference herein).

10.1 Agreement and Plan of Merger, dated as of April 27, 2006, by and between Applied NeuroSolutions, Inc. and APNS Merger Corp. (filed as Appendix C to the 2006 Amended Preliminary Proxy Statement and incorporated by reference herein).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 28th day of April, 2006.

APPLIED NEUROSOLUTIONS, INC.

By:	/s/ David Ellison
Name: David Ellison
Title: Chief Financial Officer